Exhibit 99.1

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED [         ] [  ], 2021

PROXY CARD

BCTG ACQUISITION CORP.

12860 El Camino Real, Suite 300

San Diego, CA 92130

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BCTG ACQUISITION CORP.

The undersigned appoints [●] and [●]  as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of BCTG Acquisition Corp. (“BCTG”) held of record by the undersigned on [●], 2021 at the Special Meeting of Stockholders to be held on [●], 2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 8 BELOW.

Proposal 1 — The Business Combination Proposal — to adopt (a) the Agreement and Plan of Merger, dated as of April 13, 2021 (the “Merger Agreement”), by and among BCTG Acquisition Corp., a Delaware corporation (“BCTG”), BCTG Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of BCTG (“Merger Sub”), and Tango Therapeutics, Inc., a Delaware corporation (“Tango”), pursuant to which Merger Sub will merge with and into Tango, with Tango surviving the merger as a wholly owned subsidiary of BCTG (BCTG, after Tango becomes a wholly-owned subsidiary of BCTG, the “Combined Entity”), and in connection therewith, BCTG will be renamed “Tango Therapeutics Inc.” (“New Tango”), and (b) such merger and the other transactions contemplated by the Merger Agreement;

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ Intention to Exercise Redemption Rights.

If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting of BCTG Stockholders—Redemption Rights.”

Proposal 2 — The Nasdaq Proposal — to approve, (i) for purposes of complying with the listing rules of the Nasdaq Capital Market (“Nasdaq Rules”), Nasdaq Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding BCTG common stock, $0.0001 par value, (the “Common Stock”) and the resulting change in control in connection with the Business Combination, and (ii) for the purposes of complying with Nasdaq Rules 5635(d) the issuance of more than 20% of the issued and outstanding Common Stock in the PIPE Financing (as defined in the accompanying proxy statement/prospectus), upon the completion of the Business Combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3 — The Charter Amendment Proposal — to approve and adopt, subject to and conditional on (but with immediate effect therefrom) the approval of the Business Combination Proposal, the Nasdaq Proposal, the Directors Proposal, the Equity Incentive Plan Proposal and the ESPP Proposal and the consummation of the Business Combination, the replace the Current Charter (as defined in the accompanying proxy statement/prospectus) with the amended and restated certificate of incorporation in the form attached to the accompanying proxy statement/prospectus as Annex B.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4 — The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the Proposed Charter (as defined in the accompanying proxy statement/prospectus), as compared to the Current Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as seven separate sub-proposals:

(1)	Advisory Charter Proposal A — to amend the name of the public entity to “Tango Therapeutics, Inc.” from “BCTG Acquisition Corp.”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Advisory Charter Proposal B — to authorize the issuance of up to [•] shares of common stock, and up to [•] shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by New Tango’s board of directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Advisory Charter Proposal C — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of New Tango’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Advisory Charter Proposal D — to make New Tango’s corporate existence perpetual as opposed to BCTG’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering if it does not complete a business combination in that time, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition corporations;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Advisory Charter Proposal E — to provide that New Tango will not be subject to Section 203 of the DGCL;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Advisory Charter Proposal F — to remove the provisions setting the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder actions; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Advisory Charter Proposal G — to increase the required vote thresholds for approving amendments to the Proposed Charter and bylaws to 66 2/3%.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5 — The Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Alexis Borisy, Aaron Davis, Reid Huber, Malte Peters, Lesley Calhoun, Mace Rothenberg and Barbara Weber, to serve on New Tango’s board of directors until their respective successors are duly elected and qualified;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6 — The Equity Incentive Plan Proposal — to approve the 2021 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C, in connection with the Business Combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 7 — The ESPP Proposal — to approve the 2021 Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex D, in connection with the Business Combination; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 8 — The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Amendment Proposal, the Directors Proposal, the Equity Incentive Plan Proposal or the ESPP Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

STOC`KHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the common stock of BCTG owned by me. I further certify that I am not exercising Redemption Rights with respect to 20% or more of BCTG Common Stock.

☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.